UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 23, 2013
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1360

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On October 23, 2013, asset purchase agreements were executed for the purchase by two wholly-owned limited liability company subsidiaries of the Company to acquire two movie theaters (an 8-screen multiplex in Mechanicsburg, Pennsylvania and a 7-screen multiplex in Churchville, Maryland) from affiliates of Flagship Cinemas for anticipated purchase prices aggregating approximately $4 million, consisting of $1.85 million in cash and $2.15 million in shares of our Class A common stock.  The number of shares deliverable at the closing will be determined based upon the daily volume weighted average price of  our Class A common stock on the NASDAQ Capital Market over the 30-day period prior to closing.  The buyers will assume the operating leases for the theaters, subject to certain amendments, but are not assuming any liabilities of the sellers. The closing of each acquisition is contingent upon the closing of the other.

  The closings are subject to the satisfaction of certain conditions and are expected to close prior to November 30, 2013.  The sellers and their principals have agreed to enter into lock-up agreements with respect to the respective shares that will be delivered to each of them at the closings under which each will agree not to, directly or indirectly, sell the shares received for a period of 180 days after issuance without the prior written consent of the Company.  In addition, the lock-up agreements also provide that following such 180-day period, each recipient of shares will not sell more than 10% of the shares received as part of the purchase price during any one 30-day period.

Item 8.01.     Other Events

A wholly-owned subsidiary of the Company’s joint venture company, Start Media/Digiplex, LLC, has entered into a lease for a 12-screen theater in New Smyrna Beach, Florida under which occupancy is expected to commence April 1, 2014.  Digital conversion is expected to be completed during the Spring or early Summer of 2014.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

2.17           Asset Purchase Agreement, dated as of October 22, 2013, by and among DC Mechanicsburg Cinema, LLC, Flagship Premium Cinemas, LLC, John J. Crowley, Jr., Joseph H. Matzkin as Trustee of the Maine Cinema Trust and Paul Wenger.

2.18           Asset Purchase Agreement, dated as of October 22, 2013, by and among DC Churchville Cinema, LLC, Churchville Theater, Inc., John J. Crowley, Jr., Joseph H. Matzkin as Trustee of the Maine Cinema Trust, Paul Wenger and Daniel J. Flynn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: October 29, 2013	By:	/s/ Brian Pflug
	Name:	Brian Pflug
	Title:	Chief Financial Officer and Principal Accounting Officer